UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material under §240.14a-12

FDP Series, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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55 E. 52nd Street New York, NY 10055 Tel 212.810.5300 www.blackrock.com

PARTICIPATION STILL NEEDED

November 25, 2015

Dear Shareholder:

The re-convened Special Meeting of Shareholders of each series of FDP Series, Inc. (the “Funds”) was held on Wednesday, November 25, 2015. We are pleased to report that the response at this meeting was significant and overwhelmingly in favor. However, a few Funds require a higher level of participation in order to complete the shareholder meeting objectives. Therefore, the Special Meeting has been adjourned to December 17, 2015, for such Funds, to be held at the offices of BlackRock Advisors, LLC, 1 University Square Drive, Princeton, New Jersey 08540 at 2:00 p.m., (Eastern time) in order to seek additional support from you.

$$ Save the Funds Money $$ - your prompt proxy vote will SAVE your Funds money it would otherwise spend on sending additional reminder mailings, e-mails and phone calls to solicit your vote to reach a quorum.

We strongly encourage you to vote your shares today. Your vote will help us ensure that the Funds continue to serve your long-term investment needs.

If you have any questions about the proposal(s) or the voting instructions, please contact Broadridge at 1-855-928-4489.

Sincerely,

John M. Perlowski

President of FDP Series, Inc.

ADJUN